File No. 333-116438

As Filed with the Securities and Exchange Commission on August 19, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEOSE TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S employer Identification No.)

102 Witmer Road Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Neose Technologies, Inc.
2004 Equity Incentive Plan
 (Full Title of the Plan)

C. Boyd Clarke
Chairman, President and Chief Executive Officer
Neose Technologies, Inc.
102 Witmer Road
Horsham, Pennsylvania 19044
 (Name and Address of Agent for Service)

(215) 315-9000
(Telephone Number, Including Area Code of Agent For Service)

COPIES TO:
Debra J. Poul, Esq. Senior Vice President and General Counsel Neose Technologies, Inc. 102 Witmer Road Horsham, Pennsylvania 19044 (215) 315-9000	Barry M. Abelson, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, Pennsylvania 19103 (215) 981-4000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value (3)	500,000	$2.42	$1,210,000	$142.42

(1)

Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Neose Technologies, Inc. 2004 Equity Incentive Plan  for any future stock split, stock dividend or similar adjustments of the outstanding  Common Stock, $0.01 par value, of the Registrant.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on The NASDAQ National Market on August 17, 2005.  The average equaled $2.42.

(3)

Includes rights to purchase the Registrant’s Series A Junior Participating Preferred Shares, or Rights.  Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock.  This Registration Statement also registers the issuance of deferral elections relating to shares under the Neose Technologies, Inc. 2004 Equity Incentive Plan.

Explanatory Note.

                    On June 14, 2004, Neose Technologies, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-116438) (the “Registration Statement”), which registered shares of the Registrant’s Common Stock, par value $0.01 (the “Shares”), reserved for issuance under the Neose Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”).  The Registration Statement registered 1,484,384 Shares with respect to the Plan.

                    At the Registrant’s Annual Meeting of Stockholders on May 3, 2005, the Registrant’s stockholders approved and adopted an amendment to the Plan to increase the number of Shares authorized under the Plan by 500,000 Shares.  By this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby registers an additional 500,000 Shares to be covered by the Registration Statement.  The contents of the Registration Statement are hereby incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statement.

Item 8.   Exhibits.

                    The Exhibit Index filed herewith and appearing immediately following the signatures hereto is incorporated herein by reference.

SIGNATURES

                    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the 18th day of August, 2005.

NEOSE TECHNOLOGIES, INC.

By:	/s/ C. BOYD CLARKE

C. Boyd Clarke
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

                    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ C. BOYD CLARKE	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 18, 2005

C. Boyd Clarke

/s/ A. BRIAN DAVIS	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2005

A. Brian Davis

*	Director	August 18, 2005

Brian H. Dovey

*	Director	August 18, 2005

L. Patrick Gage

*	Director	August 18, 2005

William F Hamilton
*	Director	August 18, 2005

Douglas J. MacMaster, Jr.

*	Director	August 18, 2005

Mark H. Rachesky

*	Director	August 18, 2005

Lowell E. Sears

*	Director	August 18, 2005

Elizabeth H.S. Wyatt

* By:	/s/ C. BOYD CLARKE

C. Boyd Clarke
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Pepper Hamilton LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)

99.1*	Neose Technologies, Inc. 2004 Equity Incentive Plan, as amended

*Filed herewith.